SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   July 21, 2004

TRANSPORT CORPORATION OF AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-24908	41-1386925

(Commission	(I.R.S. Employer
File Number)	Identification No.)

1715 Yankee Doodle Road Eagan, Minnesota	55121

(Address of principal executive offices)	(Zip Code)

(651)-686-2500

(Registrant’s telephone number, including area code)

Item 5.   Other Events.

                   Effective July 21, 2004, the Board of Directors of Transport Corporation of America, Inc. (the “Company”) and LaSalle Bank National Association (“LaSalle Bank”) amended the Company’s Rights Agreement, dated as of February 25, 1997, as amended, to increase the thresholds at which rights will be distributed under the Rights Agreement from 15% to 20%.

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSPORT CORPORATION OF AMERICA, INC.
By	/s/ Michael J. Paxton

Michael J. Paxton, President, CEO and Chairman

Dated: July 22, 2004